Exhibit 10.56

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING

SIGNIFICANT REPRESENTATIONS ARE

CALLED FOR HEREIN

INVESTMENT LETTER

Antares Pharma, Inc.

707 Eagleview Boulevard

Suite 414

Exton, Pennsylvania 19341

Gentlemen and Mesdames:

The undersigned investor (“Investor”) hereby agrees to convert the Term Notes listed below (the “Notes”) into Two Million Three Hundred Ninety-eight Thousand Six Hundred Thirty-five (2,398,635) shares of common stock (the “Shares”) of Antares Pharma, Inc., a Minnesota corporation (the “Company”), at a price of $1.00 per share:

Date of Note	Balance (including accrued interest)
July 20, 2002	$329,281.72
September 26, 2002	$216,207.64
December 13, 2002	$211,770.00
March 28, 2003	$134,567.38
April 15, 2003	$495,210.73
April 28, 2003	$144,013.40
May 8, 2003	$256,574.90
May 22, 2003	$153,465.33
June 10, 2003	$178,259.39
June 20, 2003	$152,499.70
June 30, 2003	$126,785.50

As of the date hereof, the total principal and unpaid interest on said Notes amounts to $2,398,635.69. Investor is hereby delivering to the Company the original Notes for conversion and cancellation, along with a Conversion Notice in the form attached hereto as Exhibit A. Investor acknowledges that, as further consideration for Investor’s agreement to convert the Notes, the Company shall issue to Investor a five-year warrant to purchase One Million Seven Hundred Ninety-eight Thousand Nine Hundred Seventy-six (1,798,976) shares of common stock of the Company at an exercise price of $1.25 per share (the “Warrant”).

Investor’s agreement to consummate the conversion of the Notes described herein is contingent upon (i) the consummation of a license agreement between the Company and Eli Lilly and Company on or prior to September 30, 2003 (the “Lilly Transaction”) and (ii) the simultaneous consummation of the conversion by Xmark Fund, L.P., Xmark Fund, Ltd. and SDS Merchant Fund, L.P. of their 8% Senior Secured Convertible Debentures and Amended and Restated 8% Senior Secured Convertible Debentures into the Company’s Series D Convertible Preferred Stock (the “Xmark Conversion”). By accepting this Investment Letter, the Company acknowledges its agreement to such contingency, and the Company agrees that Investor shall not be obligated to surrender the Notes until the Lilly Transaction and the Xmark Conversion are consummated. If the Lilly Transaction and the Xmark Conversion are not consummated by September 30, 2003, this Investment Letter shall terminate, and neither Investor nor the Company shall have any obligations hereunder.

By execution below, Investor acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

1.	In connection with the conversion of the Notes and the issuance of the Shares and the Warrants, Investor acknowledges and represents as follows:

(a)	Investor is familiar with the business and operations of the Company;

(b)	Investor is in a financial position to hold the Shares and the Warrant for an indefinite period of time and is able to withstand a complete loss of his investment in the Shares and the Warrant;

(c)	Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, so that he is capable evaluating the merits and risks of his investment in the Company, and he has the capacity to protect his own interests;

(d)	That by reason of his business or financial experience, Investor has the capacity to protect his own interests in connection with his ownership of the Shares and the Warrant;

(e)	Investor has been given access to full and complete information regarding the Company and has utilized such access to his satisfaction for the purpose of obtaining information, and Investor has either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of his conversion of the Notes, the issuance of the Shares and the Warrant and the current and proposed business and operations of the Company and to obtain any additional information, to the extent reasonably available;

(f)	Investor acknowledges that he has made his own investigation of the Company, its business, personnel and prospects; has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers, and management of the Company; and has had the opportunity to review the Company’s operations and facilities to his satisfaction;

(g)	Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrant and has the net worth to undertake such risks;

(h)	Investor believes that the investment in the Shares and the Warrant is suitable for him based upon his investment objectives and financial needs, and Investor has adequate means for providing for his current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares and the Warrant;

(i)	Investor recognizes that the Shares and the Warrant as investments are highly speculative, and involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of his investment;

(j)	Investor recognizes that any financial projections, forecasts, assumptions or estimates delivered or communicated to Investor are not statements of fact and that no representation or warranties are made, by the Company or any officer, director, shareholder, employee or agent thereof, with respect to the accuracy of such projections, forecasts, assumptions or estimates or with respect to the future operations or the amount of any future income or loss of the Company.

(k)	Investor realizes that (1) the acquisition the Shares and the Warrant is a long-term investment, (2) the holder of the Shares and the Warrant must bear the economic risk of investment in the Shares and the Warrant for an indefinite period of time because neither the Shares nor the Warrant has been registered under the Securities Act of 1933, as amended (the “Act”), and, therefore, they cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available, and (3) the transferability of the Shares and the Warrant is restricted and (A) requires conformity with the restrictions contained in paragraph 2 below, and (B) will be further restricted by a legend placed on the certificates representing the Shares and on the Warrant stating that they have not been registered under the Act and referencing the restrictions on transferability; and

2.	Investor acknowledges that the following registration rights are applicable to the issuance of the Shares and the Warrant:

(a)	Investor has been advised that the Shares and the Warrant are not being registered under the Act or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions is predicated in part on Investor’s representations as contained herein. Investor represents and warrants that the Shares and the Warrant are being acquired for his own account and for investment and without the intention of reselling or redistributing the same, that he has made no agreement with others regarding any of the Shares or the Warrant and that his financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares or the Warrant in the foreseeable future. Investor is aware that, in the view of the U.S. Securities and Exchange Commission, a purchase of securities with an intent to resell any of the same by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares or the Warrant and for which the Shares or the Warrant were pledged as security, would represent an intent inconsistent with the representations set forth above. Investor further represents and agrees that if, contrary to his foregoing intentions, he should later desire to dispose of or transfer any of the Shares or the Warrant in any manner, he shall not do so without first obtaining (1) the opinion of counsel reasonably acceptable to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Shares or the Warrant under the Act and applicable state securities laws, or (2) such registration.

(b)	If at any time prior to the expiration of ten (10) years from the date hereof, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to Investor of its intention to do so and, on the written request of Investor given within twenty (20) days after receipt of any such notice (which request shall specify the Shares or the shares of common stock issuable to Investor upon exercise of the Warrant (the “Warrant Shares”) intended to be sold or disposed of by Investor and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Shares or Warrant Shares to be included in such registration statement proposed to be filed by the Company; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 2(b) is underwritten in whole or in part, the Company may require that the Shares or Warrant Shares requested for inclusion pursuant to this Section 2(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If a greater number of Shares of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Shares or Warrant Shares proposed to be offered by Investor for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

(c)	With respect to each inclusion of securities in a registration statement pursuant to this Section 2, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for Investor, underwriting discounts and commissions, and transfer taxes for Investor and any other expenses relating to the sale of securities by Investor not expressly included above shall be borne by Investor.

(d)	The Company hereby indemnifies Investor against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus prepared in connection with any registration statement pursuant to this Section 2 (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by Investor expressly for use therein; and Investor by his acceptance hereof agrees that he will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or alleged untrue statement, omission or alleged omission contained in information furnished in writing to the Company by Investor expressly for use therein.

3.	Investor represents and warrants that he is a bona fide resident of, and is domiciled in, the Country of Switzerland and that the Shares and the Warrant are being purchased by him in his name solely for his own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

4.	Investor represents and warrants that he is an “accredited investor” as that term is defined in Regulation D of the General Rules and Regulations promulgated under the Act. Investor agrees to furnish any additional information which the Company deems necessary in order to verify Investor’s status as an accredited investor. Investor understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against Investor for damages.

* * * * * * *

Dated September 12, 2003

/s/    Jacques Gonella

Signature

Jacques Gonella

Hauptstrasse 16

4132 Muttenz

Switzerland

Tax Identification Number:

Telephone Number:

ACCEPTANCE

The Company hereby accepts the foregoing Investment Letter as of the date above indicated. The Company acknowledges that Investor shall not be obligated to surrender the Notes in accordance with the foregoing Investment Letter until such time as the Company has consummated the Lilly Transaction and the Xmark Conversion, both of which events must occur on or prior to September 30, 2003.

ANTARES PHARMA, INC.

Date: September 12, 2003	By	/s/ Lawrence M. Christian

Its Chief Financial Officer

EXHIBIT A

CONVERSION NOTICE

Antares Pharma, Inc.

707 Eagleview Boulevard

Suite 414

Exton, PA 19341

Gentlemen and Mesdames:

The undersigned investor hereby tenders this Conversion Notice to convert $2,300,000.00 principal amount, together with $98,635.67 in accrued interest, of the Term Notes (the “Notes”), dated July 20, 2002, September 26, 2002, December 13, 2002, March 28, 2003, April 15, 2003, April 28, 2003, May 8, 2003, May 22, 2003, June 10, 2003, June 20, 2003 and June 30, 2003, issued to the undersigned into Two Million Three Hundred Ninety-eight Thousand Six Hundred Thirty-five (2,398,635) shares of Antares Pharma, Inc.’s common stock, par value $.01 per share, at a conversion price of $1.00 per share. The undersigned acknowledges that fractional shares shall not be issued, and that the undersigned will receive cash in lieu of fractional shares. The undersigned understands that Antares Pharma, Inc. will also issue to him a five-year warrant to purchase One Million Seven Hundred Ninety-eight Thousand Nine Hundred Seventy-six (1,798,976) shares of common stock at an exercise price of $1.25 per share. The undersigned’s conversion of the Notes is in lieu of all rights which the undersigned might otherwise have with respect to repayment of the principal and interest of the Notes. The original Notes are delivered herewith for conversion.

Dated: September 12, 2003

/s/ Jacques Gonella
Jacques Gonella

Hauptstrasse 16

4132 Muttenz

Switzerland

Tax Identification Number: